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                                                       EXHIBIT NO. EX-99.g.2.f

                      DFA INVESTMENT DIMENSIONS GROUP INC.

                               CUSTODIAN AGREEMENT
                               ADDENDUM NUMBER SIX

         THIS ADDENDUM is made as of the 26th day of July, 2001, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PFPC TRUST COMPANY, formerly known as "Provident National Bank" ("PFPC Trust").

                               W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

         WHEREAS, the Fund has retained PFPC Trust to provide certain custodian services pursuant to a Custodian Agreement, dated June 19, 1989, as amended (the "Agreement"), which, as of the date hereof, remains in full force and effect; and

         WHEREAS, Paragraph 1 of the Agreement provides that the Fund may from time to time issue additional portfolios and, in such event, the provisions of the Agreement shall apply to such portfolios as may be mutually agreed to by the Fund and PFPC Trust; and

         WHEREAS, PFPC Trust presently provides custodian services to the existing portfolios of the Fund, and has agreed to provide such services to a new portfolio of the Fund, designated as the Tax-Managed U.S. Marketwide Portfolio, which is listed on Schedule A, attached hereto; and

         WHEREAS, PFPC Trust presently provides custodian services to those portfolios of the Fund designated as LD U.S. Large Company Portfolio and HD U.S. Large Company Portfolio, which portfolios shall be renamed LD U.S. Marketwide Portfolio and HD U.S. Marketwide Portfolio, respectively, and which are listed on Schedule A attached hereto; and

         WHEREAS, Paragraph 28 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought; and

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

         1. The Agreement is amended to provide that those portfolios set forth on "Schedule A, Portfolios of DFA Investment Dimensions Group Inc., Amended and Restated August 1, 2001," which is attached hereto, shall be "Covered Portfolios" under the Agreement.

         2. The fee schedules of PFPC Trust applicable to the Portfolios that are listed on Schedule A shall be as agreed to in writing, from time to time, by the Fund and PFPC Trust.

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         3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

         4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5. The effective date of this Addendum shall be August 1, 2001.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Six to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                            DFA INVESTMENT DIMENSIONS GROUP INC.

                                            By: /s/ Catherine L. Newell
                                                --------------------------------
                                                 Catherine L. Newell
                                                 Vice President and Secretary

                                            PFPC TRUST COMPANY

                                            By: /s/ Joseph Gramlich
                                                --------------------------------
                                                 Joseph Gramlich
                                                 Senior Vice President

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                                                           AMENDED AND RESTATED
                                                                 AUGUST 1, 2001

                                    SCHEDULE A

                                   PORTFOLIOS OF
                       DFA INVESTMENT DIMENSIONS GROUP INC.

                             U.S. SMALL CAP PORTFOLIO
                           U.S. LARGE COMPANY PORTFOLIO
                          U.S. SMALL CAP VALUE PORTFOLIO
                          U.S. LARGE CAP VALUE PORTFOLIO
                       ENHANCED U.S. LARGE COMPANY PORTFOLIO
                             U.S. MICRO CAP PORTFOLIO
                           U.S. SMALL XM VALUE PORTFOLIO
                AAM/DFA INTERNATIONAL HIGH BOOK TO MARKET PORTFOLIO
                            EMERGING MARKETS PORTFOLIO
                         JAPANESE SMALL COMPANY PORTFOLIO
                      UNITED KINGDOM SMALL COMPANY PORTFOLIO
                        CONTINENTAL SMALL COMPANY PORTFOLIO
                        PACIFIC RIM SMALL COMPANY PORTFOLIO
                        DFA ONE-YEAR FIXED INCOME PORTFOLIO
                    DFA TWO-YEAR GLOBAL FIXED INCOME PORTFOLIO
                         EMERGING MARKETS VALUE PORTFOLIO
                       DFA REAL ESTATE SECURITIES PORTFOLIO
                DFA INTERMEDIATE GOVERNMENT FIXED INCOME PORTFOLIO
                        DFA FIVE-YEAR GOVERNMENT PORTFOLIO
                             VA SMALL VALUE PORTFOLIO
                             VA LARGE VALUE PORTFOLIO
                           VA SHORT-TERM FIXED PORTFOLIO
                       INTERNATIONAL SMALL COMPANY PORTFOLIO
                       EMERGING MARKETS SMALL CAP PORTFOLIO
                    TAX-MANAGED U.S. SMALL CAP VALUE PORTFOLIO
                       TAX-MANAGED U.S. SMALL CAP PORTFOLIO
                    TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO
                           LD U.S. MARKETWIDE PORTFOLIO
                           HD U.S. MARKETWIDE PORTFOLIO
                        LD U.S. MARKETWIDE VALUE PORTFOLIO
                        HD U.S. MARKETWIDE VALUE PORTFOLIO
                       TAX-MANAGED U.S. MARKETWIDE PORTFOLIO

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